Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-271115) of CalciMedica, Inc.,

(2) Registration Statement (Form S-8 No. 333-271898) pertaining to the Amended and Restated 2006 Stock Plan, 2023 Equity Incentive Plan, 2023 Employee Stock Purchase Plan of CalciMedica, Inc.

(3) Registration Statement (Form S-8 No. 333-249033) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2015 Stock Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),

(4) Registration Statements (Forms S-8 Nos. 333-254522 and 333-263464) pertaining to the 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.), and

(5) Registration Statement (Form S-8 No. 333-266980) pertaining to the Amended and Restated 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.);

of our report dated April 4, 2023 (except for Note 2, as to which the date is May 12, 2023 and the effects of the exchange ratio described in Note 3, as to which the date is August 11, 2023), with respect to the financial statements of CalciMedica, Inc., included in this Current Report on Form 8-K of CalciMedica, Inc. (formerly Graybug Vision, Inc.).

/s/ Ernst & Young LLP

San Diego, California

August 11, 2023